Exhibit 99.1

Picard Medical / SynCardia Showcases Leadership in Total Artificial Heart Therapy at Technology and

Heart Failure Therapeutics Conference

New data highlight additional benefits beyond survival with the SynCardia Total Artificial Heart and preclinical progress for the next-generation Emperor system

Tucson, Ariz. March 2, 2026 - Picard Medical, Inc. (NYSE American: PMI) (“Picard” or the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced that Dr. Andre Simon, Vice President of Clinical Affairs, will deliver three scientific and educational presentations at the Technology and Heart Failure Therapeutics (THT) 2026 conference to be held in Boston from March 2nd to March 4th 2026. Dr. Simon’s presentations will focus on both the current SynCardia Total Artificial Heart (STAH) and the Company’s next-generation fully implantable Emperor system, reinforcing Picard Medical’s leadership in advanced mechanical circulatory support.

Dr. Andre Simon commented, “Total artificial heart therapy continues to evolve through both clinical experience and technological innovation. Our goal is not only survival, but meaningful recovery, improved quality of life, and preservation of transplant opportunity. Picard Medical’s participation at THT reflects the Company’s ongoing commitment to scientific exchange, physician education, and innovation in next generation artificial heart technology.”

More information on Dr. Simon’s three presentations is below:

Format: Scientific Abstract Presentation

Date and Time: Monday, March 2; 4:15 PM EST; HF Focus Station 2 | Ensemble C-D | Level 2

Title: “The Emperor Rises: First In Vitro and In Vivo Evaluation of SynCardia’s Electromechanical Total Artificial Heart”

Dr. Simon will present early laboratory and preclinical data demonstrating that the Emperor system preserves the proven physiologic performance of the SynCardia Total Artificial Heart. The fully implantable architecture is designed to eliminate transdermal pneumatic drivelines and enable improved mobility, quality of life, and long-term patient independence.

Format: Educational Lecture

Date and time: Tuesday, March 3; 3:28 PM EST; Ensemble E-F | Level 2

Title: “The Total Artificial Heart of the Future: My Wish List”

In this invited session, Dr. Simon will discuss the future evolution of total artificial heart therapy, including clinical priorities such as earlier intervention, organ recovery, improved patient selection, and the transition from bridge to transplant toward durable long-term support.

Format: Clinical Outcomes Presentation

Date and Time: Wednesday, March 4; 8:50 AM EST; Ensemble C-D | Level 2

Title: “Beyond Survival: Defining Success After Total Artificial Heart Implantation”

This presentation will highlight updated registry analyses showing that outcomes with the SynCardia Total Artificial Heart extend beyond survival to include stabilization, organ recovery, functional improvement, and preservation of transplant eligibility. Key findings include sustained clinical success in critically ill patients, improved outcomes in patients implanted earlier in their disease trajectory, strong recovery potential even in patients initially not eligible for transplant, and significant improvements in quality of life after early postoperative recovery. Renal and neurological outcomes remain major determinants of long-term success.

About THT 2026

Technology and Heart Failure Therapeutics (THT) 2026 is an international conference focused on advancing innovation in heart failure through emerging device, technology, and combination therapies. Sponsored by the Cardiovascular Research Foundation, THT brings together leading clinicians, researchers, and industry partners to share the latest clinical data, discuss regulatory and commercial pathways, and explore future trends shaping the management of advanced heart failure. The multidisciplinary program features cutting- edge scientific sessions, case-based discussions, and hands-on training designed to foster collaboration and improve patient outcomes. For more information, visit https://www.thtmeeting.com/about-tht.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the circulatory functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors

Eric Ribner

Managing Director

LifeSci Advisors LLC

eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC

IR@picardmedical.com

General/Media

Brittany Lanza

blanza@syncardia.com

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